UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2020

CAROLINA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10897 (Commission File Number)	57-1039673 (IRS Employer Identification No.)

288 Meeting Street, Charleston, South Carolina (Address of principal executive offices)	29401 (Zip Code)

(843) 723-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously reported, Carolina Financial Corporation (“Carolina Financial”) acquired Carolina Trust BancShares, Inc. (“Carolina Trust”) on December 31, 2019. The merger agreement provided that each share of Carolina Trust common stock converted into the right, subject to certain limitations, to receive either $10.57 in cash or 0.3000 shares of Carolina Financial common stock, provided that in the aggregate, 10% of the consideration is to be paid in cash and the balance of 90% in newly issued shares of Carolina Financial common stock.

The election period ended on January 31, 2020. A total of 9,305,714 Carolina Trust shares were outstanding on the acquisition date of December 31, 2019, and the election mix results were as follows:

Stock elections:	7,968,311 (85.63%)
Cash elections:	171,351 (1.84%)
No election made:	1,166,052 (12.53%)

Neither the Aggregate Stock Limit nor the Aggregate Cash Limit (as such terms are defined in the merger agreement) were exceeded. Accordingly, each holder of Carolina Trust common stock who submitted a properly completed election form prior to the deadline will receive the form of merger consideration indicated on their form.

Carolina Trust shareholders that did not submit an election will receive Carolina Financial common stock for approximately 35% of their Carolina Trust shares with the remaining shares being paid in cash.

The Carolina Financial stock and/or cash is expected to be mailed to shareholders within five business days of the date of this current report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA FINANCIAL CORPORATION,
Registrant

Date: February 7, 2020	By:	/s/ William A. Gehman, III
William A. Gehman, III
Executive Vice President and Chief Financial
Officer